As filed with the U.S. Securities and Exchange Commission on June 28, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ostin Technology Group Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Building 2, 101

1 Kechuang Road

Qixia District, Nanjing

Jiangsu Province, China 210046

Tel: +86 (25) 58595234

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

+1-212-588-0022 - telephone

+1-212-826-9307 - facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED [●], 2024

Up to 2,800,000 Class A Ordinary Shares

Ostin Technology Group Co., Ltd.

This prospectus relates to the offer and resale, by the selling shareholder identified in this prospectus, of up to an aggregate of 2,800,000 class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”), of Ostin Technology Group Co., Ltd. (“Ostin”). The Class A Ordinary Shares were sold by Ostin in a private placement pursuant to certain subscription agreement dated January 31, 2024.

The selling shareholder is identified in the table commencing on page 34 of this prospectus. No Class A Ordinary Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Class A Ordinary Shares by the selling shareholder. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the selling shareholder. See “Use of Proceeds.” Information regarding the selling shareholder, the amounts of Class A Ordinary Shares that may be sold by it, and the times and manner in which it may offer and sell the Class A Ordinary Shares under this prospectus is provided under the sections titled “Selling Shareholder” and “Plan of Distribution,” respectively, in this prospectus. We do not know when or in what amount the selling shareholder may offer the Class A Ordinary Shares for sale. The selling shareholder may sell any, all, or none of the Class A Ordinary Shares offered by this prospectus.

Our authorized share capital is a dual class structure consisting of Class A Ordinary Shares and class B ordinary shares of a par value of US$0.0001 each (“Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes. The Class B Ordinary Shares would not be convertible into Class A Ordinary Shares or any other equity securities authorized to be issued by the Company.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “OST.” On June 27, 2024, the last reported sale price of our Class A Ordinary Shares on Nasdaq was US$0.418 per share.

We received a written notification from the Nasdaq Stock Market LLC (the “Nasdaq”) on January 19, 2024, notifying us that we are not in compliance with the minimum bid price requirement set forth in the Nasdaq rules for continued listing on the Nasdaq (the “Minimum Bid Price Requirement”). To regain compliance, Ostin’s Class A Ordinary Shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive trading days by July 17, 2024. We are currently preparing to request for an additional 180 calendar day grace period to regain compliance. For more information, see “Item 3. Key Information-D. Risk Factors- Risks Related to Ostin’s Class A Ordinary Shares – The market price of Ostin’s Class A Ordinary Shares has recently declined significantly, and Ostin’s Class A Ordinary Shares could be delisted from the Nasdaq or trading could be suspended.” in our annual report on Form 20-F for the fiscal year ended September 30, 2023 (the “2023 Annual Report”), which is incorporated herein by reference, and on page 30 of this prospectus.

The principal executive office of Ostin is located at Building 2, 101, 1 Kechuang Road, Qixia District, Nanjing, Jiangsu Province, China 210046, and its telephone number is +86 (25) 58595234. The registered address of Ostin is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

In this prospectus, “we,” “us,” “our,” “our company,” the “Company,” or similar terms refer to Ostin Technology Group Co., Ltd. and/or its consolidated subsidiaries. Investors are purchasing an interest in Ostin, the Cayman Islands holding company. Investing in Ostin’s securities is highly speculative and involves a significant degree of risk. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Ostin’s Class A Ordinary Shares offered in this prospectus are shares of our Cayman Islands holding company, which has no material operations of its own, and conducts substantially all of its operations through the operating entities established in the People’s Republic of China, or the PRC, primarily Jiangsu Austin Optronics Technology Co., Ltd. (“Jiangsu Austin”), our majority owned subsidiary and its subsidiaries. For a description of our corporate structure, see “Corporate Structure” on page 2 of this prospectus. See also “Risk Factors” on page 16.

As a Cayman Islands holding company with operations primarily conducted by its subsidiaries based in China, Ostin and its subsidiaries are subject to complex and evolving PRC laws and regulations and face various legal and operational risks and uncertainties relating to doing business in China. For example, Ostin and its subsidiaries in the PRC face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection on our auditors by the PCAOB, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of Ostin’s Class A Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, please refer to risks disclosed under “Risk Factors-Risks Related to Doing Business in China” on page 16 of this prospectus.

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause the value of such securities to significantly decline. We are not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, King & Wood Mallesons, other than those requisite for a domestic company in China to engage in the businesses similar to ours, we are not required to obtain any permission from Chinese authorities, including the CSRC, the Cyberspace Administration of China (the “CAC”) or any other governmental agency that is required to approve our operations. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For more details, see “Risk Factors-Risks Related to Doing Business in China- The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations at any time, which could result in a material change in our operations and Ostin’s Class A Ordinary Shares could decline in value or become worthless.” on page 20.

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of Ostin’s Class A Ordinary Shares. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and relevant five guidelines (collectively, the “Overseas Listing Trial Measures”), which became effective on March 31, 2023. The Overseas Listing Trial Measures comprehensively improve and reform the existing regulatory regime for overseas offering and listing of mainland China domestic companies’ securities and regulates both direct and indirect overseas offering and listing of mainland China domestic companies’ securities by adopting a filing-based regulatory regime. According to the Overseas Listing Trial Measures, (i) mainland China domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; if a mainland China domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such mainland China domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a mainland China domestic company: (a) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (b) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly PRC citizens or have their usual place(s) of residence located in mainland China. The Overseas Listing Trial Measures require subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuers who have completed overseas offerings and listings. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Overseas Listing Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of Ostin’s securities to significantly decline or be worthless. For more details, see “Risk Factors-Risks Related to Doing Business in China- There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.” on page 17.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, Ostin’s securities may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our auditor, TPS Thayer, LLC. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the CSRC and the Ministry of Finance of China (“MOF”). The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 determination report to the contrary. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. As a result of the Consolidated Appropriations Act, the Holding Foreign Companies Accountable Act (the “HFCA Act”) now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. Our current auditor, TPS Thayer, LLC, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause Ostin’s securities to be delisted from the stock exchange. See “Risk Factors-Risks Related to Doing Business in China - Ostin’s Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of Ostin’s Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.” on page 28.

Ostin is a holding company with no operations of its own. We conduct substantially all of our operations through our subsidiaries in China. As a result, although other means are available for us to obtain financing at the holding company level, Ostin’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict our PRC subsidiaries’ ability to pay dividends to Ostin. In addition, our PRC subsidiaries are permitted to pay dividends to Ostin only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Item 5. Operating and Financial Review and Prospects-B. Liquidity and Capital Resources-Holding Company Structure.” in our 2023 Annual Report, which is incorporated herein by reference.

Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the State Administration of Foreign Exchange, or SAFE. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries, totalled $24,753,990, $24,752,533 and $11,889,822 as of September 30, 2023, 2022 and 2021, respectively.

Furthermore, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government controls on currency conversion. To the extent cash in our business is in the PRC or a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC due to restrictions and limitations imposed by the governmental authorities on the ability of us or our PRC subsidiaries to transfer cash outside of the PRC. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. In view of the foregoing, to the extent cash in our business is held in China or by a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC. For risks relating to the fund flows of our operations in China, see “Risk Factors-Risks Related to Doing Business in China-We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” on page 26 and “- PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our initial public offering and future financings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” on page 25.

Under PRC law, Ostin may provide funding to our PRC subsidiaries only through capital contributions or loans, subject to satisfaction of applicable government registration and approval requirements. For the fiscal years ended September 30, 2023, 2022, and 2021, Ostin provided funding to our PRC subsidiaries of $0, $4,078,600 and $0, respectively.

In addition, funds are transferred among our PRC subsidiaries for working capital purposes, primarily between Jiangsu Austin, our main operating subsidiary and its subsidiaries. The following table provides a summary of the distributions and working capital funds transferred between Jiangsu Austin and its subsidiaries:

	Fiscal Years Ended September 30,
	2023	2022	2021
Cash transferred to its subsidiaries from Jiangsu Austin	$8,617,106	$9,096,665	$-
Cash transferred to Jiangsu Austin from its subsidiaries	$-	$-	$7,640,965

The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Amendment, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is violations of public orders or good morals; or (vi) the lending is in violations of mandatory provisions of laws or administrative regulations. As advised by our PRC counsel, King & Wood Mallesons, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. See “Item 4. Information on the Company - B. Business Overview - Regulation - Regulations Relating to Private Lending.” in our 2023 Annual Report, which is incorporated herein by reference.

Our majority owned subsidiary, Jiangsu Austin, has maintained cash management policies which dictate the purpose, amount and procedure of cash transfers between Jiangsu Austin and its subsidiaries. Cash transferred to Jiangsu Austin’s subsidiaries of less than RMB5 million (US$0.69 million) must be reported to and reviewed by Jiangsu Austin’s financial department and the relevant PRC subsidiary’s chief executive officer, and must be approved by the Chief Financial Officer and Chairman of Jiangsu Austin. Cash transfer in excess of RMB5 million (US$0.69 million) but less than RMB20 million (US$2.74 million), and less than 50% of Jiangsu Austin’s consolidated total assets must be approved by the board of directors of Jiangsu Austin. Cash transfer in excess of RMB20 million (US$2.74 million), or more than 50% of Jiangsu Austin’s consolidated total assets must be approved by shareholders of Jiangsu Austin. Jiangsu Austin conducts regular review and management of all its subsidiaries’ cash transfers and reports to its Risk Management Department and board of directors.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, or the “JOBS Act,” and, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary-Implications of Being an Emerging Growth Company” on page 7 of this prospectus.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 16 of this prospectus and in the documents incorporated by reference into this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from what is contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell or solicit any securities other than the Class A Ordinary Shares offered by this prospectus. In addition, we are not offering to sell or solicit any securities to or from any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction. The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

Our financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

We have not taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus outside of the United States.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“AMOLED” refers to active-matrix organic light emitting diode, which is an organic light emitting diode display technology;

●	“CAC” refers to the Cyberspace Administration of China;

●	“China” or the “PRC”, in each case, refers to the People’s Republic of China, including Hong Kong and Macau. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	“Class A Ordinary Shares” refers to Ostin’s class A ordinary shares, par value US$0.0001 per share, each with one vote per share;

●	“Class B Ordinary Shares” refers to Ostin’s class B ordinary shares, par value US$0.0001 per share, each with 20 vote per share;

●	“CSRC” refers to the China Securities Regulatory Commission;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“FINRA” refers to the Financial Industry Regulatory Authority, Inc.;

●	“HK$,” “HKD,” or “Hong Kong dollars” refers to the legal currency of the Hong Kong Special Administrative Region;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region;

●	“IoT” refers to Internet of Things;

●	“Jiangsu Austin” refers to Jiangsu Austin Optronics Technology Co., Ltd., our majority owned subsidiary, which is a company limited by shares incorporated in China;

●	“JOBS Act” refers to the Jumpstart Our Business Startups Act, enacted in April 2012;

●	“MOFCOM” refers to China’s Ministry of Commerce;

●	“Nasdaq” refers to Nasdaq Stock Market LLC;

●	“OLED” refers to organic light emitting diode, a light emitting display technology;

●	“Ostin” refers to Ostin Technology Group Co., Ltd., a Cayman Islands exempted company, and “we,” “us,” “our company,” the “Company,” “our,” or similar terms used in this prospectus refer to Ostin Technology Group Co., Ltd. and/or its consolidated subsidiaries, unless the context otherwise indicates;

●	“PCAOB” refers to the Public Company Accounting Oversight Board of the United States;

●	“polarizer” refers to polarizing film, a composite optical film used in LCD/OLED/AMOLED displays

●	“RMB” or “Renminbi” refer to the legal currency of the People’s Republic of China;

●	“SAFE” refers to China’s State Administration of Foreign Exchange;

●	“SAT” refers to China’s State Administration of Taxation;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“share capital” or similar expressions include a reference to shares in a company that does not have a share capital under its governing law, but which is authorized to issue a maximum or unlimited number of shares;

●	“TFT-LCD” refers to Thin-film transistor liquid crystal display, a display technology;

●	“US$,” “$,” “dollars,” “USD” or “U.S. dollars” refer to the legal currency of the United States; and

●	“U.S. GAAP” refers to the generally accepted accounting principles in the United States.

This prospectus contains information and statistics relating to China’s economy and the industries in which Ostin operates through its operating entities in China derived from various publications issued by market research companies and PRC governmental entities, which have not been independently verified by us. The information in such sources may not be consistent with other information compiled in or outside of China.

Unless otherwise noted, all other financial and other data related to the Company in this prospectus is presented in U.S. dollars. We present our financial results in RMB. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Renminbi into U.S. dollars in this prospectus were made at the rate at RMB7.2960 to US $1.00, the rate published by the Federal Reserve Board on September 29, 2023.

Our fiscal year end is September 30. References to a particular “fiscal year” are to our fiscal year ended September 30 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with the U.S. GAAP.

PROSPECTUS SUMMARY

Investors in Ostin’s securities are not purchasing an equity interest in our operating entities in China but instead are purchasing an equity interest in a Cayman Islands holding company.

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2023 Annual Report and other SEC reports.

Overview

Ostin is an exempted company incorporated in the Cayman Islands. As a holding company with no material operations of its own, Ostin conducts substantially all of its operations through its operating entities established in the PRC, primarily Jiangsu Austin and its subsidiaries. Ostin and its subsidiaries are subject to complex and evolving PRC laws and regulations and face various legal and operational risks and uncertainties relating to doing business in China. For example, Ostin and its subsidiaries in the PRC face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection on our auditors by the PCAOB, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of Ostin’s Class A Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, please refer to risks disclosed under “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China.” in our 2023 Annual Report, which is incorporated herein by reference.

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China- The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations at any time, which could result in a material change in our operations and Ostin’s Class A Ordinary Shares could decline in value or become worthless.” in our 2023 Annual Report, which is incorporated herein by reference.

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of Ostin’s Class A Ordinary Shares. For more details, see “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China- There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.” in our 2023 Annual Report, which is incorporated herein by reference.

We are a supplier of display modules and polarizers in China. We design, develop and manufacture TFT-LCD modules in a wide range of sizes and customized sizes according to the specifications of our customers. Our display modules are mainly used in consumer electronics, commercial LCD displays and automotive displays. We also manufacture polarizers used in the TFT-LCD display modules and are in the process of developing protective films for the OLED display panel. Furthermore, we are currently in the process of developing our new IoT display products, including our all-in-one intelligent conference system and Pintura wireless photo transmission system which was launched in China since September 2022.

We were formed in 2010 by a group of individuals with industry expertise and have been operating our business, primarily through Jiangsu Austin and its subsidiaries. We currently operate one headquarter and three manufacturing facilities in China with an aggregate of 50,335 square meters - the headquarter is located in Jiangsu Province, one factory is located in Jiangsu Province for the manufacture of display modules, one in Chengdu, Sichuan Province for the manufacture of TFT-LCD polarizers and one in Luzhou, Sichuan Province, for manufacture of display modules which are primarily used in display devices for education, healthcare, transportation, businesses and offices.

We seek to improve our market position through our close collaborative customer relationships and a focus on the development of high-end display products and new display materials. Our customers include many of the leading manufacturers of computers, automotive electronics and LCD displays primarily in China. We have also successfully introduced our polarizers to many companies in China and have witnessed a significant revenue since we commenced the production and sales of polarizers in 2019, and expanded our product lines to include polarizers used for both vertical alignment (VA) panels and in-plane switching (IPS) panels in 2020.

Our dedication to technology and innovation has helped us win the high new-tech enterprise designation in Jiangsu Province, China, which entitles Jiangsu Austin, our main operating entity in China, to a preferential tax rate of 15% and numerous other recognitions, including but not limited to, Jiangsu Provincial Credit Enterprise and Key Optoelectronic Product Laboratory, which are endorsements to our credit and research and development capabilities. During the fiscal years ended September 30, 2023, 2022 and 2021, our revenues were $57,525,700, $105,416,746, and $167,744,801, respectively, and net income/(loss) were $(10,787,269), $112,227 and $3,295,507, respectively.

Corporate Structure

Ostin is a Cayman Islands exempted company structured as a holding company and conducts its operations in China through Jiangsu Austin and its subsidiaries. We first started our business through Jiangsu Austin, which was formed in December 2010. With the growth of our business and in order to facilitate international capital investment in us, we started a reorganization as described below involving new offshore and onshore entities in the fourth quarter of 2019 and completed it in the first half of 2020.

On September 26, 2019, Ostin was incorporated under the laws of the Cayman Islands as an exempted company. Further, Ostin Technology Holdings Limited and Ostin Technology Limited, were established in the British Virgin Islands in October 2019 and in Hong Kong in October 2019, respectively, as intermediate holding companies.

In March 2020, Nanjing Aosa Technology Development Co., Ltd., our wholly owned subsidiary (“Nanjing Aosa”) was formed as a limited liability company in China and became a wholly owned subsidiary of Ostin Technology Limited in June 2020. Beijing Suhongyuanda Science and Technology Co., Ltd. (“Suhong Yuanda”) was formed as a limited liability company in September 2019 in China and became a wholly owned subsidiary of Nanjing Aosa in May 2020, holding 9.97% of the shares of Jiangsu Austin.

In June 2020, Nanjing Aosa entered into the variable interest entity arrangements (the “VIE Arrangements”) with shareholders of Jiangsu Austin who were directors, supervisors or senior management members of Jiangsu Austin, and other shareholders (excluding Suhong Yuanda and collectively, the “VIE Shareholders”) holding an aggregate of 87.88% of the shares of Jiangsu Austin, which, along with our company’s direct ownership of 9.97% of Jiangsu Austin, enables us to obtain control over Jiangsu Austin through Nanjing Aosa. As a result of the VIE Arrangements, before Jiangsu Austin became our majority owned subsidiary as described below, we were regarded as the primary beneficiary of Jiangsu Austin for accounting purposes, and we consolidated the financial results of Jiangsu Austin and its subsidiaries in our financial statements in accordance with U.S. GAAP.

In April 2021, Nanjing Aosa and Jiangsu Austin unwound part of the VIE Arrangements with the minority shareholders of Jiangsu Austin who were not directors, supervisors or senior management members of Austin (the “non-management VIE Shareholders”) and whose shares of Jiangsu Austin were no longer subject to the limitations as a result of Jiangsu Austin’s voluntary delisting from the NEEQ, through exercise of an exclusive option to purchase an aggregate of 17,869,615 shares of Jiangsu Austin from the non-management VIE Shareholders as well as certain VIE Shareholders who were directors, supervisors or senior management members of Jiangsu Austin. As a result, our company, through Nanjing Aosa, held an aggregate of 57.88% of the shares of Jiangsu Austin directly with the remaining 39.97% controlled through the VIE Arrangements. The remaining 2.15% of the shares of Jiangsu Austin were owned by two individual shareholders including Tao Ling, our Chief Executive Officer and Chairman who holds 1.54% of the shares.

In August 2021, certain directors, supervisors and members of senior management team of Jiangsu Austin, who were also shareholders of Jiangsu Austin holding an aggregate of 39.97% of its outstanding shares, resigned all their positions with Jiangsu Austin and entered into shares transfer agreements, pursuant to which, they agreed to transfer an aggregate of 39.97% of shares of Jiangsu Austin after six months following the registration of their resignation with relevant government authorities, which resulted in Nanjing Aosa, our WFOE, holding an aggregate of 97.85% of the shares of Jiangsu Austin following the completion of the share transfers.

In February 2022, we fully terminated the VIE Arrangements and completed the reorganization of our corporate structure, as a result of which we held 97.85% of the issued and outstanding shares of Jiangsu Austin.

On April 29, 2022, we consummated our initial public offering of 3,881,250 ordinary shares at a price of $4.00 per share, generating gross proceeds of $15,525,000 before deducting underwriting discounts and commissions and offering expenses.

In June 2022, through Nanjing Aosa and its subsidiary Suhong Yuanda, we purchased the remaining shares of Jiangsu Austin from two individual shareholders, including Tao Ling, our Chief Executive Officer and Chairman, and Qingning Cao. As a result, Jiangsu Austin became our wholly owned subsidiary.

In January 2023, Nanjing Aosa increased its investment in Jiangsu Austin through capital contribution. As the result, Nanjing Aosa directly holds 92.56% of the issued and outstanding shares of Jiangsu Austin, and indirectly holds 7.44% of the issued and outstanding shares of Jiangsu Austin through Suhong Yuanda.

On March 8, 2023, Pintura.Life LLC, a limited liability company, was established in California, the United States. Austin Optronics Technology Co., Ltd. acquired a majority ownership of Pintura.Life LLC on June 18, 2023. We primarily promote and sell our independently developed Pintura products in the U.S. market through Pintura.

On July 24, 2023, to align with our strategic adjustments within our corporate structure and our future development strategy, Jiangsu Austin transferred its entire share ownership in Austin Optronics Technology Co., Ltd. to Ostin Technology Limited.

On November 20, 2023, Suhong Yuanda transferred 500,000 shares of Jiangsu Austin to Shenzhen Ouxun Electronic Co., Ltd., a PRC limited liability company. As a result, we currently hold 99% of the issued and outstanding shares of Jiangsu Austin.

On January 3, 2024, Sichuan Ausheet Electronic Materials Co., Ltd. (“Sichuan Ausheet”) transferred 71.43% of equity interest in Sichuan Auniu New Materials Co., Ltd. to Nanjing Oni Investment Management Partnership Enterprise (Limited Partnership) (“Nanjing Oni”). As a result, Sichuan Ausheet and Nanjing Oni held 28.57% and 71.43% of shares of Sichuan Auniu, respectively.

On January 23, 2024, Sichuan Auniu New Materials Co., Ltd., together with Nanjing Oni entered into a capital injection agreement with certain new investors. As a result, Sichuan Ausheet and Nanjing Oni hold 20% and 52% of shares of Sichuan Auniu, respectively.

On March 28, 2024, the Company convened its extraordinary general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, the Company’s authorized share capital was increased from US$50,000 divided into 499,000,000 ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each, to US$500,000 divided into 4,999,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 8,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each by (i) re-designation of all ordinary shares issued and outstanding as a consequence of the resolutions above, into Class A Ordinary Shares with a par value of US$0.0001 each with one (1) vote per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association; (ii) re-designation of 4,974,193,750 unissued ordinary shares of a par value of US$0.0001 each into 4,974,193,750 Class A Ordinary Shares of a par value of US$0.0001; and (iii) re-designation of 8,000,000 unissued ordinary shares into 8,000,000 Class B Ordinary Shares with a par value of US$0.0001 each with 20 votes per share and with other rights attached to it in the Second Amended and Restated Memorandum and Articles of Association. The Company shall, at the time of the above resolutions, have not less than 8,000,000 authorized but unissued ordinary shares.

On the same date, the shareholders approved for the Company to repurchase 2,000,000 Class A Ordinary Shares registered in the name of SHYD Investment Management Limited at an amount equal to the aggregate par value of US$200 (the “Repurchase Price”) and the Repurchase Price out of the proceeds from a fresh issue of 2,000,000 Class B Ordinary Shares to SHYD Investment Management Limited. Following the repurchase and issue of Class B Ordinary Shares, the Company’s issued share capital remained unchanged, and SHYD Investment Management Limited owns 1,908,612 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares of the Company, respectively, representing approximately 76.5% of our outstanding voting power. Tao Ling, Ostin’s Chief Executive Officer and Chairman is the sole shareholder and director of SHYD Investment Management Limited. Consequently, he may be deemed the beneficial owner of the securities held by SHYD Investment Management Limited and exercises voting and dispositive power over such securities.

The chart below summarizes our corporate structure as of the date of this prospectus:

Cash and Asset Flows through our Organization

Ostin is a holding company with no operations of its own. We conduct substantially all of our operations through our subsidiaries in China. As a result, although other means are available for us to obtain financing at the holding company level, Ostin’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict our PRC subsidiaries’ ability to pay dividends to Ostin. In addition, our PRC subsidiaries are permitted to pay dividends to Ostin only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Item 5. Operating and Financial Review and Prospects-B. Liquidity and Capital Resources-Holding Company Structure.” in our 2023 Annual Report, which is incorporated herein by reference.

Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the SAFE. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries, totalled $24,753,990, $24,752,533 and $11,889,822 as of September 30, 2023, 2022 and 2021, respectively.

Furthermore, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government controls on currency conversion. To the extent cash in our business is in the PRC or a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC due to restrictions and limitations imposed by the governmental authorities on the ability of us or our PRC subsidiaries to transfer cash outside of the PRC. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. In view of the foregoing, to the extent cash in our business is held in China or by a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC. For risks relating to the fund flows of our operations in China, see “Risk Factors-Risks Related to Doing Business in China-We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” on page 26 and “- PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our initial public offering and future financings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” on page 25.

Under PRC law, Ostin may provide funding to our PRC subsidiaries only through capital contributions or loans, subject to satisfaction of applicable government registration and approval requirements. For the fiscal years ended September 30, 2023, 2022, and 2021, Ostin provided funding to our PRC subsidiaries of $0, $4,078,600 and $0, respectively.

In addition, funds are transferred among our PRC subsidiaries for working capital purposes, primarily between Jiangsu Austin, our main operating subsidiary and its subsidiaries. The following table provides a summary of the distributions and working capital funds transferred between Jiangsu Austin and its subsidiaries:

	Fiscal Years Ended September 30,
	2023	2022	2021
Cash transferred to its subsidiaries from Jiangsu Austin	$8,617,106	$9,096,665	$-
Cash transferred to Jiangsu Austin from its subsidiaries	$-	$-	$7,640,965

The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Amendment, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is violations of public orders or good morals; or (vi) the lending is in violations of mandatory provisions of laws or administrative regulations. As advised by our PRC counsel, King & Wood Mallesons, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. See “Item 4. Information on the Company - B. Business Overview - Regulation - Regulations Relating to Private Lending.” in our 2023 Annual Report, which is incorporated herein by reference.

Our majority owned subsidiary, Jiangsu Austin, has maintained cash management policies which dictate the purpose, amount and procedure of cash transfers between Jiangsu Austin and its subsidiaries. Cash transferred to Jiangsu Austin’s subsidiaries of less than RMB5 million (US$0.69 million) must be reported to and reviewed by Jiangsu Austin’s financial department and the relevant PRC subsidiary’s chief executive officer, and must be approved by the Chief Financial Officer and Chairman of Jiangsu Austin. Cash transfer in excess of RMB5 million (US$0.69 million) but less than RMB20 million (US$2.74 million), and less than 50% of Jiangsu Austin’s consolidated total assets must be approved by the board of directors of Jiangsu Austin. Cash transfer in excess of RMB20 million (US$2.74 million), or more than 50% of Jiangsu Austin’s consolidated total assets must be approved by shareholders of Jiangsu Austin. Jiangsu Austin conducts regular review and management of all its subsidiaries’ cash transfers and reports to its Risk Management Department and board of directors.

Dividends and Other Distributions

Ostin is a holding company with no material operations of its own and does not generate any revenue. We currently conduct substantially all of our operations in the PRC, primarily through Jiangsu Austin, our majority owned subsidiary and its subsidiaries. As a result, our ability to pay dividends and to finance any debt we may incur depends upon dividends paid by our subsidiaries. Our PRC subsidiaries may purchase foreign exchange from relevant banks and make distributions to offshore companies after completing relevant foreign exchange registration with the SAFE. Our offshore companies may inject capital into or provide loans to our PRC subsidiaries through capital contributions or foreign debts, subject to applicable PRC regulations. If our subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations.

Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation of the companies. The reserved amounts as determined pursuant to PRC statutory laws totalled $1,497,771, $1,496,314 and $1,033,653 as of and September 30, 2023, 2022 and 2021, respectively. See “Item 4. Information on the Company-4B. Business Overview-Regulation - Regulations on Dividend Distributions”. in our 2023 Annual Report, which is incorporated herein by reference and “Risk Factors- Risks Related to Doing Business in China - We rely to a significant extent on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” on page 26.

We intend to retain all of our available funds and any future earnings and cash proceeds from overseas financing activities to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash out of China, and pay dividends in foreign currencies to our shareholders. There can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations. See “Risks Related to Doing Business in China - Restrictions on currency exchange may limit our ability to utilize our revenues effectively” on page 27.

A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See also “Risks Related to Doing Business in China - Dividends payable to our foreign investors and gains on the sale of Ostin’s Class A Ordinary Shares by our foreign investors may be subject to PRC tax” on page 26.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the previous three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of Ostin’s Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Controlled Company

Mr. Tao Ling, Ostin’s Chief Executive Officer and Chairman, currently controls a majority of the voting power of our outstanding share capital. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board of directors consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

We currently do not intend to use these exemptions but may use some or all of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Recent Developments

On January 19, 2024, the Company entered into certain securities purchase agreement with an accredited investor pursuant to which the Company sold a senior unsecured convertible note in the original principal amount of $550,000, at a purchase price of $500,000. Subject to certain sales limitation, the note is convertible into Class A Ordinary Shares of the Company beginning on the date that is six months from the closing date. On January 22, 2024, the Company completed its issuance and sale of the note pursuant to the securities purchase agreement. The issuance of the note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The gross proceeds from the sale of the note were $500,000, prior to deducting transaction fees and estimated expenses. The Company intended to use the proceeds for working capital and general corporate purposes. On June 24, 2024, the Company repaid the convertible promissory note dated January 19, 2024 in full, and the investor released the Company from any and all obligations and liabilities under the note. As a result, the note was deemed paid in full, canceled and of no further force or effect.

On January 31, 2024, the Company entered into certain subscription agreement and registration rights agreement with the selling shareholder identified in this prospectus, which is a “non-U.S. Person” as defined in Regulation S of the Securities Act for a private placement. Pursuant to the subscription agreement, the Company issued and sold to the selling shareholder 2,800,000 ordinary shares of the Company at a purchase price equivalent to US$0.35 per share. The Company received US$980,000 in gross proceeds. The private placement was closed on February 7, 2024. The issuance of ordinary shares in the private placement was exempt from the registration requirements of the Securities Act, pursuant to Regulation S promulgated thereunder.

The foregoing descriptions of the subscription agreement and registration rights agreement are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference from our current report on Form 6-K filed with the SEC on February 7, 2024.

On June 21, 2024, the Company entered into certain securities purchase agreement with an accredited investor pursuant to which the Company sold a senior unsecured convertible note in the original principal amount of $1,360,000, at a purchase price of $1,250,000. Subject to certain sales limitation, the note is convertible into Class A Ordinary Shares of the Company beginning on the closing date and continuing thereafter until the note is repaid in full. On June 24, 2024, the Company completed its issuance and sale of the note pursuant to the securities purchase agreement. The investor has previously invested in securities of the Company or otherwise had pre-existing relationships with the Company; however, the Company did not engage in general solicitation or advertising with regard to the issuance and sale of the note. The Class A Ordinary Shares, as converted, were registered with the SEC pursuant to a prospectus supplement to the Company’s currently effective registration statement on Form F-3 (File No. 333-279177), which was initially filed with the SEC on May 7, 2024, and was declared effective on May 28, 2024 (the “Shelf Registration Statement”). The Company filed the prospectus supplement to the Shelf Registration Statement with the SEC on June 21, 2024. The gross proceeds from the sale of the note were $1,2500,000, prior to deducting transaction fees and estimated expenses. The Company intends to use the proceeds for repayment of the prior convertible promissory note dated January 19, 2024, and working capital for general corporate and administrative purposes.

Recent Regulatory Developments in China

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures, which became effective on March 31, 2023. The Overseas Listing Trial Measures comprehensively improve and reform the existing regulatory regime for overseas offering and listing of mainland China domestic companies’ securities and regulates both direct and indirect overseas offering and listing of mainland China domestic companies’ securities by adopting a filing-based regulatory regime.

According to the Overseas Listing Trial Measures, (i) mainland China domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; if a mainland China domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such mainland China domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a mainland China domestic company: (a) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (b) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly PRC citizens or have their usual place(s) of residence located in mainland China. The Overseas Listing Trial Measures require subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuers who have completed overseas offerings and listings.

On the same day, the CSRC also held a press conference for the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that (i) prior to the effective date of the Overseas Listing Trial Measures, mainland China domestic companies that have already completed overseas listing shall be regarded as “existing companies”, which are not required to fulfill filing procedure immediately but shall be required to complete the filing if such existing companies conduct refinancing in the future; and (ii) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies by enabling them to utilize two markets and two kinds of resources. However, since the Overseas Listing Trial Measures was newly promulgated, the interpretation, application and enforcement of Overseas Listing Trial Measures remain unclear.

On February 24, 2023, the CSRC released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises that seek to offer and list securities in overseas markets, either directly or indirectly, complete approval and filing procedures to competent authorities, if such PRC domestic enterprises or its overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies shall be subject to corresponding procedures in accordance with relevant laws and regulations.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Overseas Listing Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation.

We are not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, King & Wood Mallesons, other than those requisite for a domestic company in China to engage in the businesses similar to ours, we are not required to obtain any permission from Chinese authorities, including the CSRC, CAC or any other governmental agency that is required to approve our operations. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As of the date of this prospectus, Ostin and its PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. Such licenses and permissions include Business License, Record Registration Form for Foreign Trade Business Operators, Application Letter for the Registration of Entry-Exit Inspection and Quarantine Report by Proxy, Certificate of Safety Production Standardization and Certificate of the Customs of the People’s Republic of China on Registration of A Customs Declaration Entity. The following table provides details on the licenses and permissions held by our PRC subsidiaries.

Company	License/Permission	Issuing Authority	Validity
Jiangsu Austin Optronics Technology Co., Ltd.	Business License	Jiangsu Provincial Administration for Market Regulation	Long-term
	Certificate of the Customs of the People’s Republic of China on Registration of A Customs Declaration Entity	Jinling Customs, People’s Republic of China	Long-term
	Record Registration Form for Foreign Trade Business Operators	Eligible local foreign trade authorities appointed by the Ministry of Commerce	Long-term
Sichuan Ausheet Electronic Materials Co., Ltd.	Business License	Shuangliu District Administrative Approval Bureau, Chengdu City	Long-term
	Certificate of the Customs of the People’s Republic of China on Registration of A Customs Declaration Entity	Chengdu Customs, People’s Republic of China	Long-term
	Record Registration Form for Foreign Trade Business Operators	Eligible local foreign trade authorities appointed by the Ministry of Commerce	Long-term
	Certificate of Safety Production Standardization	Chengdu Bureau of Emergency Management	Until July 4, 2024
Nanjing Aoting Technology Development Co., Ltd.	Business License	Nanjing Municipal Administration for Market Supervision	Until May 12, 2045
	Record Registration Form for Foreign Trade Business Operators	Eligible local foreign trade authorities appointed by the Ministry of Commerce	Long-term
	Certificate of Safety Production Standardization	Emergency Management Bureau of Nanjing Jiangbei New Area Management Committee	Until January 2, 2027
Luzhou Aozhi Optronics Technology Co., Ltd.	Business License	Market Supervision Bureau of Naxi District, Luzhou City	Long-term
	Record Registration Form for Foreign Trade Business Operators	Eligible local foreign trade authorities appointed by the Ministry of Commerce	Long-term
Sichuan Auniu New Materials Co., Ltd.	Business License	Shuangliu District Administrative Approval Bureau, Chengdu City	Long-term
Jiangsu Huiyin Optronics Co., Ltd.	Business License	Nanjing Municipal Administration for Industry and Commerce	Until May 1, 2043
Nanjing Zhancheng Photoelectron Co., Ltd.	Business License	Market Supervision Bureau of Xuanwu District, Nanjing City	Until December 14, 2031
Austin Optronics Technology Co., Ltd.	Business License	The Companies Registry (Hong Kong)	Long-term
Nanjing Aosa Technology Development Co., Ltd.	Business License	Nanjing Municipal Administration for Market Supervision	Long-term
Beijing Suhongyuanda Science and Technology Co., Ltd.	Business License	Beijing Municipal Administration for Market Supervision	Until September 23, 2049

Effect of Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit Ostin’s Class A Ordinary Shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCA Act. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified.

As of the date of this prospectus, we have not been, and do not expect to be identified by the SEC under the HFCA Act. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control including positions taken by authorities of the PRC.

On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our auditor, TPS Thayer, LLC.

On August 26, 2022, the PCAOB announced that it had signed the Statement of Protocol with the CSRC and the MOF. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in mainland China and Hong Kong.

On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our auditor, TPS Thayer, LLC.

On August 26, 2022, the PCAOB announced that it had signed the Statement of Protocol with the CSRC and the MOF. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in mainland China and Hong Kong.

On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 determination report to the contrary. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. As a result of the Consolidated Appropriations Act, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. Our current auditor, TPS Thayer, LLC, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause Ostin’s securities to be delisted from the stock exchange. See “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China - Ostin’s Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of Ostin’s Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”,

The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong, among other jurisdictions. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of Ostin’s securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate.

For details on the effects of HFCA Act on us, see “Item 3. Key Information-D. Risk Factors- Risks Relating to Doing Business in China - Ostin’s Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of Ostin’s Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.” in our 2023 Annual Report, which is incorporated herein by reference.

Corporate Information

Our principal executive offices are located at Building 2, 101, 1 Kechuang Road, Qixia District, Nanjing, Jiangsu Province, China 210046 and our telephone number is +86 (25) 58595234. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should submit any inquiries to the address and telephone number of our principal executive offices.

Our website is http://ostin-technology.com/. The information contained on this website is not a part of this prospectus.

Summary of Risk Factors

Investing in our securities involves significant risks. Below please find a summary of the principal risks we face. For a detailed description of the risk factors we may face, see “Item 3. Key Information-D. Risk Factors” in our 2023 Annual Report, which is incorporated by reference in this prospectus and “Risk Factors” in this prospectus.

Risks Related to Doing Business in China

We are also subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

●	Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

●	The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations at any time, which could result in a material change in our operations and Ostin’s Class A Ordinary Shares could decline in value or become worthless.

●	The approval of and filing with the CSRC, CAC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the annual report based on foreign laws.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our initial public offering or future financings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities.

●	Ostin’s Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of Ostin’s Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Risks Related to Our Business and Industry:

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We depend on a few major customers with whom we do not enter into long-term contracts, the loss of any of which could cause a significant decline in our revenues.

●	Our industry is cyclical, with recurring periods of capacity increases. As a result, price fluctuations in response to supply and demand imbalances could harm our results of operations.

●	We may need to raise additional capital or obtain loans from financial institutions from time to time and our operations could be curtailed if we are unable to obtain the required additional funding when needed. We may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

●	We may experience declines in the selling prices of our products irrespective of cyclical fluctuations in the industry.

●	Our debt may restrict our operations, and cash flows and capital resources may be insufficient to make required payments on our substantial indebtedness and future indebtedness.

●	We depend on a key equipment supplier for the manufacture of polarizers, the loss of which could hurt our business.

●	We depend on the supply of raw materials and key component parts, and any adverse changes in such supply or the costs of raw materials may adversely affect our operations.

●	We are still in the process of obtaining certificates for our manufacturing facilities in Chengdu, China. If we fail to obtain any of them, our business may be materially and adversely affected.

●	We operate in a highly competitive environment and we may not be able to sustain our current market position if we fail to compete successfully.

●	Other flat panel display technologies or alternative display technologies could render our products uncompetitive or obsolete.

●	Any lack of requisite approvals, licenses or permits applicable to our business or any failure to comply with applicable laws or regulations may have a material and adverse impact on our business, financial condition and results of operations.

Risks Related to Ownership of Ostin’s Class A Ordinary Shares

In addition to the risks and uncertainties described above, we are subject to risks relating to Class A Ordinary Shares, including, but not limited to, the following:

●	An active trading market for Ostin’s Class A Ordinary Shares or Ostin’s Class A Ordinary Shares may not continue and the trading price for Ostin’s Class A Ordinary Shares may fluctuate significantly.

●	The trading price of Ostin’s Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

●	The market price of Ostin’s Class A Ordinary Shares has recently declined significantly, and Ostin’s Class A Ordinary Shares could be delisted from Nasdaq or trading could be suspended.

●	In the event that Ostin’s Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in Ostin’s Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

●	The sale of a substantial amount of our Class A Ordinary Shares by the selling shareholder in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares.

The Offering

Ordinary Shares Outstanding Before this Offering	14,806,250 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares

Ordinary Shares Offered by the Selling Shareholder	2,800,000 Class A Ordinary Shares, par value US$0.0001 per share

Ordinary Shares	Our issued and outstanding share capital consists of 14,806,250 Class A Ordinary Shares outstanding, and 2,000,000 Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for the following. Each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to twenty votes. The Class B Ordinary Shares would not be convertible into Class A Ordinary Shares or any other equity securities authorized to be issued by the Company.

Use of proceeds	We will not receive any proceeds from the sale of the Class A Ordinary Shares by the selling shareholder. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the selling shareholder. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus and in the other documents incorporated by reference into this prospectus.

Listing	Our Class A Ordinary Shares are listed on Nasdaq under the symbol “OST.”

RISK FACTORS

An investment in our securities involves significant risk. Before making an investment in our securities, you should carefully consider the risk factors set forth in our 2023 Annual Report on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which augment the risk factors set forth in our most recent Annual Report. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in China.

Risks Related to Doing Business in China

Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Substantially all of our operations are conducted in the PRC and a majority of our revenues are sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC or changes in government relations between China and the United States or other governments. There is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past four decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity.

In July 2021, the Chinese government provided new guidance on China-based companies raising capital outside of China, including through VIE arrangements. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. In February 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, which took effect on March 31, 2023. As substantially all of our operations are based in China, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by China based companies could adversely affect our business and results of operations. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, the Chinese government may intervene with our operations and our business in China and United States, as well as the market price of Ostin’s Class A Ordinary Shares, may also be adversely affected.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Substantially all of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions remain unclear on how the law will be interpreted, amended and implemented by the relevant PRC governmental authorities, but the Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future.

In June 2021, the SCNPC promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law, among other things, provides for security review procedure for data-related activities that may affect national security. In November 2021, the CAC released the Administrative Regulations on Internet Data Security (Draft for Comments), or the Draft Data Security Regulations, which provides that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Data Security Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million individuals and (ii) any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this prospectus as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Draft Data Security Regulations requires that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of the preceding year to the municipal cybersecurity department by the end of January each year. As of the date of this prospectus, the Draft Data Security Regulations was released for public comment only, and their respective provisions and anticipated adoption or effective date may be subject to change with substantial uncertainty.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. On September 14, 2022, the CAC published the Decision of Amending PRC Cybersecurity Law (Draft for Comments), or the Draft Amendment to PRC Cybersecurity Law, which, among other things, aggravated legal liabilities for violations of cybersecurity obligations and critical information infrastructure operators’ obligations. As of the date of this prospectus, the Draft Amendment to PRC Cybersecurity Law was released for public comment only, and its respective provisions and anticipated adoption or effective date may be subject to change with substantial uncertainty.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law, which took effect on November 1, 2021. The Personal Information Protection Law aims at protecting the personal information rights and interests, regulating the processing of personal information, ensuring the orderly and free flow of personal information in accordance with the law, and promoting the reasonable use of personal information. According to the Personal Information Protection Law, personal information includes all kinds of identified or identifiable information related to natural persons recorded by electronic or other means, but excludes de-identified information. The Personal Information Protection Law also specified the rules for handling sensitive personal information, which includes biometrics, religious beliefs, specific identities, medical health, financial accounts, trails and locations, and personal information of teenagers under fourteen years old and other personal information, which, upon leakage or illegal usage, may easily infringe the personal dignity or harm of safety of livelihood and property. Personal information handlers shall bear responsibility for their personal information handling activities, and adopt necessary measures to safeguard the security of the personal information they handle. Otherwise, the personal information handlers will be ordered for rectification or suspension or termination of provision of services, confiscation of illegal income, subject to fines or other penalties.

On July 7, 2022, the CAC issued the Measures on Security Assessment of the Cross-border Transfer of Data, effective from September 1, 2022. The measures provide that four types of cross-border transfers of critical data or personal data generated from or collected in the PRC should be subject to a security assessment, which include: (i) a data processor to transfer important data overseas; (ii) either a critical information infrastructure operator, or a data processor processing personal information of more than 1 million individuals, transfers personal information overseas; (iii) a data processor who has, since January 1 of the previous year, transferred personal information of more than 100,000 individuals overseas cumulatively, or transferred sensitive personal information of more than 10,000 individuals overseas cumulatively; or (iv) other circumstances under which security assessment of data cross-border transfer is required as prescribed by the national cyberspace administration. We have applied for a security assessment by the CAC regarding the cross-border transfer of certain data in our business operations in accordance with the Measures on Security Assessment of the Cross-border Transfer of Data. However, since these measures are relatively new, the interpretation and implementation of these measures in practice are subject to changes, including the assessment result by the CAC.

As advised by our PRC counsel, King & Wood Mallesons, we are not among “data processor” as mentioned above. The Company, through Jiangsu Austin and its subsidiaries, is a supplier of display modules and polarizers in China, and designs, develops and manufactures TFT-LCD modules, and neither the Company nor its subsidiaries is engaged in data activities as defined under the Personal Information Protection Law, which includes, without limitation, collection, storage, use, processing, transmission, provision, publication and deletion of data. In addition, neither the Company nor its subsidiaries is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, Measures for Cybersecurity Review (2021 version) was recently adopted and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remains uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and Ostin’s securities may significantly decline in value or become worthless.

On December 24, 2021, the State Council issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Provisions, and the CSRC issued a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Administration Measures, for public comments., and if enacted, they may subject us to additional compliance requirement in the future.

On February 17, 2023, the CSRC promulgated the Circular of the People’s Republic of China on Administrative Arrangements for Filing of Overseas Offering and Listing of Domestic Enterprises, or the Circular of Overseas Listing and Offering, and the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and five relevant guidelines, or the Overseas Listing Trial Measures. The Overseas Listing Trial Measures became effective on March 31, 2023. Pursuant to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. According to the Circular of Overseas Listing and Offering, issuers that have already been listed in an overseas market by March 31, 2023, such as our company, are not required to make any immediate filing. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Overseas Listing Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of Ostin’s securities to significantly decline or be worthless. See ” - The approval of and filing with the CSRC, CAC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.”

Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of Ostin’s Class A Ordinary Shares or impair our ability to raise money.

The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations at any time, which could result in a material change in our operations and Ostin’s Class A Ordinary Shares could decline in value or become worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in our operations in China.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. Similarly, our business segments may be subject to various government and regulatory interference in the regions in which we operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to continue listing on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we are currently not required to obtain permission from any of the PRC central or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. If our holding company or any of our PRC subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to continue listing on U.S. exchanges, we will not be able to continue listing on U.S. exchange, continue to offer securities to investors, or materially affect the interest of the investors and cause significantly depreciation of the price of Ostin’s Class A Ordinary Shares. Recent statements by the Chinese government indicating an intent, and the PRC government may take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of Ostin’s securities to significantly decline or become worthless.

The approval of and filing with the CSRC, CAC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval is obtained by us, would subject us to sanctions imposed by the CSRC, CAC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued the Opinions on Strictly Scrutinizing Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies, to improve relevant laws and regulations on data security, cross-border data transmission, and confidential information management, and provided that efforts will be made to revise the regulations on strengthening the confidentiality and file management relating to the offering and listing of securities overseas, and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on December 24, 2021, the State Council issued a draft of the Draft Provisions, and the CSRC issued a draft of the Draft Administration Measures, for public comments.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures, which became effective on March 31, 2023. The Overseas Listing Trial Measures comprehensively improve and reform the existing regulatory regime for overseas offering and listing of mainland China domestic companies’ securities and regulates both direct and indirect overseas offering and listing of mainland China domestic companies’ securities by adopting a filing-based regulatory regime.

According to the Overseas Listing Trial Measures, (i) mainland China domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; if a mainland China domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such mainland China domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a mainland China domestic company: (a) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (b) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly PRC citizens or have their usual place(s) of residence located in mainland China. The Overseas Listing Trial Measures require subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuers who have completed overseas offerings and listings.

On the same day, the CSRC also held a press conference for the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that (i) prior to the effective date of the Overseas Listing Trial Measures, mainland China domestic companies that have already completed overseas listing shall be regarded as “existing companies”, which are not required to fulfill filing procedure immediately but shall be required to complete the filing if such existing companies conduct refinancing in the future; and (ii) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies by enabling them to utilize two markets and two kinds of resources. However, since the Overseas Listing Trial Measures was newly promulgated, the interpretation, application and enforcement of Overseas Listing Trial Measures remain unclear.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Overseas Listing Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of Ostin’s securities to significantly decline or be worthless.

Given the substantial uncertainties surrounding the latest CSRC filing requirements at this stage, we cannot assure you that we will be able to complete the filings and fully comply with the relevant new rules on a timely basis, if at all.

Relatedly, on December 27, 2021, the NDRC and the MOF jointly issued the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Version), or the 2021 Negative List, which will become effective on January 1, 2022. Pursuant to such Special Administrative Measures, if a domestic company engaging in the prohibited business stipulated in the 2021 Negative List seeks an overseas offering and listing, it shall obtain the approval from the competent government authorities. Besides, the foreign investors of the company shall not be involved in the company’s operation and management, and their shareholding percentage shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial conditions and business prospect may be adversely and materially affected.

On February 24, 2023, the CSRC released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises that seek to offer and list securities in overseas markets, either directly or indirectly, complete approval and filing procedures to competent authorities, if such PRC domestic enterprises or its overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies shall be subject to corresponding procedures in accordance with relevant laws and regulations. Under the Confidentiality and Archives Administration Provisions, we may be required to complete relevant approval or filing procedures, or expend additional resources to comply with the Confidentiality and Archives Administration Provisions if we are recognized to fall within any of the foregoing circumstances. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for future capital-raising activities, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC, CAC or other regulatory authorities or other procedures, including the cybersecurity review under the enacted version of the revised Measures for Cybersecurity Review, are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the CSRC, CAC or other PRC regulatory authorities for failure to seek CSRC approval or filing or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC, CAC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the annual report based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. See also “Item 3. Key Information-D. Risk Factors-Risks Relating to Ownership of Ostin’s Class A Ordinary Shares-You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law” in our 2023 Annual Report, which is incorporated herein by reference for risks associated with investing in us as a Cayman Islands company.

PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

Under the PRC Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Administration for Market Regulation, or the SAMR, in advance of any transaction where the parties’ revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target, while under the M&A Rules, the approval of MOFCOM must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review. Due to the level of our revenues, our proposed acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million in the year prior to any proposed acquisition would be subject to SAMR merger control review. As a result, many of the transactions we may undertake could be subject to SAMR merger review. Complying with the requirements of the relevant regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from SAMR, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. If the practice of SAMR and MOFCOM remains unchanged, our ability to carry out our investment and acquisition strategy may be materially and adversely affected and there may be significant uncertainty as to whether we will be able to complete large acquisitions in the future in a timely manner or at all.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or the SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle”. SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

We have notified substantial beneficial owners of Class A Ordinary Shares who we know are PRC residents of their filing obligation, and are aware that all substantial beneficial owners have completed the necessary registration with the local SAFE branch or qualified banks as required by SAFE Circular 37. However, we may not at all times be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners and cannot assure you that all of our PRC-resident beneficial owners will comply with SAFE Circular 37 and subsequent implementation rules. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, since SAFE Circular 37 was recently promulgated and it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

Any failure to comply with PRC regulations regarding the registration requirements for employee share incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any share incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of share options and the purchase or sale of shares and interests. In the event we adopt an equity incentive plan, our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who are granted options or other awards under the equity incentive plan will be subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our initial offering or future financings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Ostin is an offshore holding company conducting our operations in China through our PRC subsidiaries. We may make loans to our PRC subsidiaries subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our subsidiaries in China.

Any loans to our WFOE in China, which is treated as a foreign-invested enterprise under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our WFOE in China to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprise or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from our initial public offering or future financings, to our WFOE, which may adversely affect our liquidity and our ability to fund and expand our business in China.

On October 23, 2019, SAFE issued the Circular on Further Promoting Cross-border Trade and Investment Facilitation, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28, subject to certain conditions, allows foreign-invested enterprises whose business scope does not include investment, or non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China. Since SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to PRC subsidiaries in or future capital contributions by us to our WFOE in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received from our initial public offering or expect to receive from future financings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities.

We are a holding company and rely on dividends and other distributions on equity paid by our subsidiaries for our offshore cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, fund inter-company loans, service any debt we may incur outside of China and pay our expenses. The laws, rules and regulations applicable to our PRC subsidiaries permit payments of dividends only out of their retained earnings, if any, determined in accordance with applicable accounting standards and regulations.

Under PRC laws, rules and regulations, each of our subsidiaries incorporated in China is required to set aside at least 10% of its after-tax profits each year, after making up for previous years’ accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such fund reaches 50% of its registered capital. As a result of these laws, rules and regulations, our subsidiaries incorporated in China are restricted in their ability to transfer a portion of their respective net assets to their shareholders as dividends. As of September 30, 2023, 2022 and 2021, these restricted assets totalled $1,497,771, $1,496,314 and $1,033,653, respectively. However, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations.

Limitations on the ability of our PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities, including to make investments or acquisitions that could be beneficial to our businesses, pay dividends to our shareholders or otherwise fund and conduct our business.

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008 and were last amended on December 29, 2018, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The SAT issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or the SAT Circular 82, on April 22, 2009. SAT Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by individuals or foreign enterprises, the determining criteria set forth in SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. If we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income, and our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body”.

Dividends payable to our foreign investors and gains on the sale of Ostin’s Class A Ordinary Shares by our foreign investors may be subject to PRC tax.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Any gain realized on the transfer of Class A Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on Ostin’s Class A Ordinary Shares, and any gain realized from the transfer of Ostin’s Class A Ordinary Shares, may be treated as income derived from sources within the PRC and may as a result be subject to PRC taxation. See “Item 4. Information on the Company - Regulation - Regulations Relating to Taxation.” Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of Class A Ordinary Shares by such investors may be subject to PRC tax at a current rate of 20%. Any PRC tax liability may be reduced under applicable tax treaties. However, it is unclear whether holders of Ostin’s Class A Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas if we are considered a PRC resident enterprise. If dividends payable to our non-PRC investors, or gains from the transfer of Ostin’s Class A Ordinary Shares by such investors are subject to PRC tax, the value of your investment in Ostin’s Class A Ordinary Shares may decline significantly.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Transfer of Assets by Non-Resident Enterprises, or the SAT Circular 7. The SAT Circular 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Circular 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. On October 17, 2017, the SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Circular 37, which came into effect on December 1, 2017. The SAT Circular 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Circular 7 and/or SAT Circular 37. For transfer of shares in our company that do not qualify for the public securities market safe harbor by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Circular 7 and/or SAT Circular 37. As a result, we may be required to expend valuable resources to comply with SAT Circular 7 and/or SAT Circular 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

The financial records of our subsidiaries in mainland China are maintained in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries. Currently, PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since we expect a significant portion of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC and/or transfer cash out of China to pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries. In addition, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations.

Fluctuations in exchange rates could result in foreign currency exchange losses to us and may reduce the value of, and amount in U.S. Dollars of dividends payable on, our shares in foreign currency terms.

The value of the RMB and the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. In August 2015, the People’s Bank of China, or PBOC, changed the way it calculates the mid-point price of RMB against the U.S. dollar, requiring the market-makers who submit for reference rates to consider the previous day’s closing spot rate, foreign-exchange demand and supply as well as changes in major currency rates. It is difficult to predict how market forces or PRC or U.S. government policy, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, including from the U.S. government, which has threatened to label China as a “currency manipulator,” which could result in greater fluctuation of the RMB against the U.S. dollar. However, the PRC government may still at its discretion restrict access to foreign currencies for current account transactions in the future. Therefore, it is difficult to predict how market forces or government policies may impact the exchange rate between the RMB and the U.S. dollar or other currencies in the future. In addition, the PBOC regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. If the exchange rate between RMB and U.S. dollar fluctuates in unanticipated manners, our results of operations and financial condition, and the value of, and dividends payable on, our shares in foreign currency terms may be adversely affected. We may not be able to pay dividends in foreign currencies to our shareholders. Appreciation of RMB to U.S dollar will result in exchange loss, while depreciation of RMB to U.S dollar will result in exchange gain.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit contribution plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. We may be subject to late fees and fines in relation to the underpaid employee benefits and under-withheld individual income tax, our financial condition and results of operations may be adversely affected.

Ostin’s Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of Ostin’s Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Pursuant to the HFCA Act, as amended by the Consolidated Appropriations Act that was signed into law on December 29, 2022, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

On August 26, 2022, the PCAOB announced that it had signed the Statement of Protocol with the CSRC and the MOF. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 determination report to the contrary. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. As a result of the Consolidated Appropriations Act, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. We do not expect to be identified as a “Commission-Identified Issuer” under the HFCA Act for the fiscal year ended September 30, 2024 after we file our annual report on Form 20-F for such fiscal year. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control including positions taken by authorities of the PRC. The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong, among other jurisdictions. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of Ostin’s securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong, among other jurisdictions, as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor’s registration with the PCAOB took effect in September 2020 and it is currently subject to PCAOB inspections. The PCAOB currently has access to inspect the working papers of our auditor. However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges.

Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of Ostin’s Class A Ordinary Shares to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. The implications of possible additional regulation in addition to the requirements of the HFCA Act and what was adopted on December 2, 2021 are uncertain. While we understand that there has been dialogue among the CSRC, the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators. Such uncertainty could cause the market price of Ostin’s Class A Ordinary Shares to be materially and adversely affected, and Ostin’s securities could be delisted and prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If Ostin’s securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase Ostin’s Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of Ostin’s Class A Ordinary Shares.

Should the PCAOB be unable to fully conduct inspections in China, among other jurisdictions, which prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm, we and investors in Ostin’s securities may be deprived of the benefits of such PCAOB inspections. Any inability of the PCAOB to conduct inspections of auditors could make it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China or other jurisdictions that are subject to the PCAOB inspections, which could cause investors and potential investors in our shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements, which could materially and adversely affect the value of in Ostin’s securities. Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to continue to list on Nasdaq, which could materially impair the market for and market price of Ostin’s Class A Ordinary Shares.

Risks Related to Our Class A Ordinary Shares

The market price of Ostin’s Class A Ordinary Shares has recently declined significantly, and Ostin’s Class A Ordinary Shares could be delisted from Nasdaq or trading could be suspended.

The listing of Ostin’s Class A Ordinary Shares on the Nasdaq Capital Market is contingent on our compliance with the Nasdaq Capital Market’s conditions for continued listing. On January 19, 2024, the Company received a written notification from Nasdaq, notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rules for continued listing on the Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of Ostin’s Class A Ordinary Shares for the 30 consecutive business days from December 5, 2023 to January 18, 2024, the Company no longer meets the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until July 17, 2024, to regain compliance with the Minimum Bid Price Requirement. In the event the Company does not regain compliance by July 17, 2024, the Company may be eligible for an additional 180 calendar day grace period. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split, if necessary. If the Company chooses to implement a reverse stock split, it must complete the split no later than ten (10) business days prior to July 17, 2024, or the expiration of the second compliance period if granted.

Ostin’s Class A Ordinary Shares will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with the other listing requirements of the Nasdaq Capital Market. We cannot assure you that we will not receive other deficiency notifications from Nasdaq in the future. A decline in the closing price of Ostin’s Class A Ordinary Shares could result in a breach of the requirements for listing on the Nasdaq Capital Market. If we do not maintain compliance, Nasdaq could commence suspension or delisting procedures in respect of Ostin’s Class A Ordinary Shares. The commencement of suspension or delisting procedures by an exchange remains at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted Class A Ordinary Shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such Class A Ordinary Shares. A suspension or delisting would likely decrease the attractiveness of Ostin’s Class A Ordinary Shares to investors and cause the trading volume of Ostin’s Class A Ordinary Shares to decline, which could result in a further decline in the market price of Ostin’s Class A Ordinary Shares.

In the event that Ostin’s Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in Ostin’s Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Ostin’s Class A Ordinary Shares could be considered to be a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in Ostin’s Class A Ordinary Shares, which could severely limit the market liquidity of such Class A Ordinary Shares and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

The market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The sale of a substantial amount of our Class A Ordinary Shares by the selling shareholder in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares.

We are registering for resale up to 2,800,000 Class A Ordinary Shares. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A Ordinary Shares. We cannot predict if and when the selling shareholder may sell such Class A Ordinary Shares in the public market. Furthermore, in the future, we may issue additional Class A Ordinary Shares or other equity or debt securities convertible into our Class A Ordinary Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward- looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus and our SEC filings that are incorporated by reference into this prospectus. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information — D. Risk Factors” in our 2023 Annual Report, the section entitled “Risk Factors” of this prospectus.

You should read thoroughly this prospectus and the documents incorporated by reference or otherwise referred to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus and the documents incorporated by reference in to this prospectus include additional factors which could adversely impact our business operated primarily through our subsidiaries in China and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business through our subsidiaries in China or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors” elsewhere in this prospectus, “Risk Factors” in Item 3.D. to our 2023 Annual Report and incorporated by reference in this prospectus, any free writing prospectus and in filings incorporated by reference, and the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that filed after the date hereof and incorporated by reference into this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents incorporated by reference or otherwise referred to in this prospectus, which we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A Ordinary Shares by the selling shareholder. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the selling shareholder. We expect that the selling shareholder will sell their Class A Ordinary Shares as described under “Plan of Distribution.”

DIVIDEND POLICY

We previously did not declare or pay any cash dividends and have no intention to declare or pay any dividends in the near future on our Class A Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has complete discretion in deciding whether to distribute dividends. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

We are a holding company with no material operations of our own. We conduct substantially all of our operations through our subsidiaries in China. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. As a result, our ability to pay dividends and to finance any debt we may incur depends upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

SELLING SHAREHOLDER

The Class A Ordinary Shares being offered by the selling shareholder are those previously issued to the selling shareholder. We are registering the Class A Ordinary Shares in order to permit the selling shareholder to offer the shares for resale from time to time. Except for the ownership of the Class A Ordinary Shares, the selling shareholder have not had any material relationship with us within the past three years.

The table below lists the selling shareholder and other information regarding the beneficial ownership of the Class A Ordinary Shares by the selling shareholder. The second column lists the number of Class A Ordinary Shares beneficially owned by the selling shareholder, based on its ownership of Class A Ordinary Shares as of June 27, 2024. The third column lists the Class A Ordinary Shares being offered by this prospectus by the selling shareholder. The fourth column assumes the sale of all the Class A Ordinary Shares offered by the selling shareholder pursuant to this prospectus.

In accordance with the terms of a registration rights agreement with the selling shareholder, this prospectus generally covers the resale of the number of Class A Ordinary Shares issued to the selling shareholder in the “Recent Developments” described above.

The selling shareholder may sell all, some or none of their Class A Ordinary Shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Class A Ordinary Shares Owned Prior to Offering	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Owned After Offering
MIDEA INTERNATIONAL CO., LIMITED (1)	2,800,000	2,800,000	0

Notes:

(1)	Number of Class A Ordinary Shares owned prior to this offering consists of 2,800,000 Class A Ordinary Shares issued by the Company to MIDEA INTERNATIONAL CO., LIMITED (“MIDEA”) on February 7, 2024, pursuant to a subscription agreement by and between the Company and MIDEA, dated January 31, 2024, in the private placement that was exempt from the registration requirements of the Securities Act, pursuant to Regulation S promulgated thereunder. Ruping Wang, Director and Chief Executive Officer of MIDEA, has discretionary authority to vote and dispose of the shares held by MIDEA and may be deemed to be the beneficial owner of these shares. The address for MIDEA INTERNATIONAL CO., LIMITED is Unit 2, LG 1, Mirror Tower 61 Mody Road, Tsim Sha Tsui, Kowloon.

DESCRIPTION OF SHARE CAPITAL

The following describes Ostin’s securities, summarizes the material provisions of its Second Amended and Restated Memorandum and Articles of Association, which is based upon, and is qualified by reference to, Ostin’s Second Amended and Restated Memorandum and Articles of Association (the “Articles”). This summary does not purport to be a summary of all of the provisions of the Articles. You should read the Articles which are filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part for the provisions that are important to you.

We are a Cayman Islands exempted company and our affairs are governed by our Articles and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below (each as amended or restated from time to time). We had the following series of securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading symbol	Name of Each Exchange On Which Registered
Class A Ordinary Shares, par value $0.0001 per share	OST	The Nasdaq Stock Market LLC

As provided in the Articles, our authorized share capital is US$500,000 divided into (a) 4,991,000,000 Class A Ordinary Shares with a par value of US$0.0001 each with one (1) vote per share and with other rights attached to it in the Articles, (b) 8,000,000 Class B Ordinary Shares with a par value of US$0.0001 each with 20 votes per share and with other rights attached to it in the Articles, and (c) 1,000,000 Preference Shares of a par value of US$0.0001 each.

As of June 27, 2024, there were (a) 14,806,250 Class A Ordinary Shares outstanding, and 2,000,000 Class B Ordinary Shares outstanding, all of which were fully paid, and (b) no Preference Shares outstanding.

Ordinary Shares

The following are summaries of material provisions of the Articles, corporate governance policies and the Companies Act insofar as they relate to the material terms of Class A Ordinary Shares and Class B Ordinary Shares. Our corporate purposes are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Act or the laws of the Cayman Islands.

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be paid by the Ostin except out of the following:

●	realized or unrealized profits; or

●	“share premium account,” which represents the excess of the price paid to our company on the issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against our company. No dividends or other distributions shall be payable on the Class B Ordinary Shares.

Voting Rights. Subject to any rights or restrictions attached to any Class A Ordinary Shares and Class B Ordinary Shares, except as may otherwise be required by law, the holder of:

(a)	a Class A Ordinary Share shall (in respect of such Class A Ordinary Share) have one vote for every Class A Ordinary Share of which he is the holder; and

(b)	a Class B Ordinary Share shall (in respect of such Class B Ordinary Share) have 20 votes for every Class B Ordinary Share of which he is the holder.

At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company; and (ii) a special resolution requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the company.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on Class A Ordinary Shares and Class B Ordinary Shares imposed by foreign law or by the charter or other constituent documents of our company. However, no person will be entitled to vote at any general meeting or at any separate class meeting of the holders of Class A Ordinary Shares and Class B Ordinary Shares unless the person is a shareholder of either class of shares as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Class A Ordinary Shares and Class B Ordinary Shares have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to Class A Ordinary Shares and Class B Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of Class A Ordinary Shares and Class B Ordinary Shares are entitled to receive any remaining assets of our company available for distribution as determined by the liquidator. The assets received by the holders of Class A Ordinary Shares and Class B Ordinary Shares in a liquidation may consist in whole or in part of a property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A Ordinary Shares and Class B Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. Any Class A Ordinary Shares and Class B Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Anti-Takeover Provisions. Some provisions of the Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Cayman Islands Registrar of Companies (the “Registrar”);

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Preference Shares

The board of directors is empowered to designate and issue from time to time one or more classes or series of preference shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of Class A Ordinary Shares and Class B Ordinary Shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances the Cayman Islands Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3 % in value) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A shareholder has the right to vote on a merger or consolidation regardless of whether the shares that he holds otherwise give him voting rights. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Registrar is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger is bona fide and not intended to defraud unsecured creditors of the constituent companies; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree on the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that a business person would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits

Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be affected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The Articles permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our offer letters to our independent directors and our employment agreements with our executive officers provide such persons with additional indemnification beyond that provided in the Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

●	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	directors should not improperly fetter the exercise of future discretion;

●	duty to exercise powers fairly as between different sections of shareholders;

●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

●	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent in its certificate of incorporation. The Articles provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a general meeting or requisition a general meeting. However, these rights may be provided in articles of association. The Articles allow our shareholders holding not less than 10% in par value of our share capital in issue to requisition a general meeting. Other than this right to requisition a general meeting, the Articles do not provide our shareholders other rights to put a proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to hold annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Articles, directors may be removed with or without cause, by an ordinary resolution as a matter of Cayman Islands law (which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company).

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute in its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and the Articles, our company may be wound up, liquidated or dissolved by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and the Articles, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Articles may only be amended with a special resolution of our shareholders.

Anti-Money Laundering - Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection - Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

c)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

PLAN OF DISTRIBUTION

The selling shareholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	170.56
Accounting fees and expenses	US$	5,000
Legal fees and expenses	US$	35,000
Printing and postage expenses	US$	2,000
Miscellaneous expenses	US$	500
Total	US$	42,670.56

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities in this offering and certain other legal matters, to the extent governed by Cayman Islands law, are passed upon for us by Maples and Calder (Cayman) LLP, our special legal counsel as to Cayman Islands law. Ortoli Rosenstadt LLP may rely upon Maples and Calder (Cayman) LLP with respect to matters governed by Cayman Islands law.

EXPERTS

The consolidated financial statements of the Company appearing in our 2023 Annual Report for the year ended September 30, 2023, 2022 and 2021 have been audited by TPS Thayer, LLC, an independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference.

The office of TPS Thayer is located at 1600 Hwy 6 Suite 100, Sugar Land, TX 77478.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act covering the Class A Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our Class A Ordinary Shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s website at http://www.sec.gov. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, current reports of foreign private issuer on Form 6-K.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the year ended September 30, 2023 filed with the SEC on January 31, 2024; and

●	Our Current Reports on Form 6-K filed with the SEC on June 27, 2024, April 2, 2024, March 14, 2024, and February 7, 2024 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act).

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Ostin Technology Group Co., Ltd., Building 2, 101, 1 Kechuang Road, Qixia District, Nanjing, Jiangsu Province, China 210046, telephone number: +86 (25) 58595234.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system; and

●	the absence of exchange control or currency restrictions; and the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

We have been advised by our Cayman Islands legal counsel, Maples and Calder (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). The Cayman Islands courts may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands courts) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands courts), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands courts. The Cayman Islands courts was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in the PRC through our subsidiaries, and substantially all of its assets are located in the PRC. A majority of our current directors and officers, including Mr. Tao Ling, Ms. Qiaoyun Xie, Mr. Xiaohong Yin, Mr. Xiaodong Zhai, and Mr. Heung Ming Wong are nationals and residents of the PRC, and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. King & Wood Mallesons, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by our PRC counsel, King & Wood Mallesons, that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review. However, currently, China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

Up to 2,800,000 Class A Ordinary Shares

OSTIN TECHNOLOGY GROUP CO., LTD.

Prospectus

              , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Second Amended and Restated Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our offer letters to our independent directors and our employment agreements with our executive officers provide such persons with additional indemnification beyond that provided in our Second Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

On January 19, 2024, the Company entered into certain securities purchase agreement with an accredited investor pursuant to which the Company sold a senior unsecured convertible note in the original principal amount of $550,000, at a purchase price of $500,000. Subject to certain sales limitation, the note is convertible into Class A Ordinary Shares of the Company beginning on the date that is six months from the closing date. On January 22, 2024, the Company completed its issuance and sale of the note pursuant to the securities purchase agreement. The issuance of the note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The gross proceeds from the sale of the note were $500,000, prior to deducting transaction fees and estimated expenses. The Company intended to use the proceeds for working capital and general corporate purposes. On June 24, 2024, the Company repaid the convertible promissory note dated January 19, 2024 in full, and the investor released the Company from any and all obligations and liabilities under the note. As a result, the note was deemed paid in full, cancelled and of no further force or effect.

On January 31, 2024, the Company entered into certain subscription agreement and registration rights agreement with the selling shareholder identified in this prospectus, which is a “non-U.S. Person” as defined in Regulation S of the Securities Act for a private placement. Pursuant to the subscription agreement, the Company issued and sold to the selling shareholder 2,800,000 ordinary shares of the Company at a purchase price equivalent to US$0.35 per share. The Company received US$980,000 in gross proceeds. The private placement was closed on February 7, 2024. The issuance of ordinary shares in the private placement was exempt from the registration requirements of the Securities Act, pursuant to Regulation S promulgated thereunder.

Item 8. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum and Articles of Association of the Company, as currently effective (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-3 filed May 7, 2024. Commission File No. 333-279177)
5.1	Opinion of Maples and Calder (Cayman) LLP
10.2	Subscription Agreement between Ostin Technology Group Co., Ltd. and MIDEA INTERNATIONAL CO., LIMITED, dated January 31, 2024. (incorporated herein by reference to Exhibit 99.1 to the Company’s Form 6-K filed February 7, 2024. Commission File No. 001-41362)
10.5	Registration Rights Agreement between Ostin Technology Group Co., Ltd. and MIDEA INTERNATIONAL CO., LIMITED, dated January 31, 2024. (incorporated herein by reference to Exhibit 99.2 to the Company’s Form 6-K filed February 7, 2024. Commission File No. 001-41362)
23.1	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
23.2	Consent of TPS Thayer, LLC, Independent Registered Public Accounting Firm
23.3	Consent of King & Wood Mallesons
24.1	Power of Attorney (included on the signature page)
107	Calculation of Filing Fee Tables

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing, Jiangsu, China, on June 28, 2024.

Ostin Technology Group Co., Ltd.

By:	/s/ Tao Ling
	Name:	Tao Ling
	Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tao Ling his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tao Ling	Chief Executive Officer and Chairman	June 28, 2024
Tao Ling	(principal executive officer)

/s/ Qiaoyun Xie	Chief Financial Officer	June 28, 2024
Qiaoyun Xie	(principal financial and accounting officer)

/s/ Xiaohong Yin	Director	June 28, 2024
Xiaohong Yin

/s/ Heung Ming Wong	Director	June 28, 2024
Heung Ming Wong

/s/ John Carl Mein	Director	June 28, 2024
John Carl Mein

/s/ Qiang He	Director	June 28, 2024
Qiang He

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Ostin Technology Group Co., Ltd. in the United States has signed this registration statement on Form F-1 or amendment thereto in New York, New York on June 28, 2024.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.

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